AMENDMENT No. 6

to the Yearly Renewable Term Reinsurance Agreement Effective August 1, 1983

                                     between

                             CENTURY LIFE OF AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies that the attached Schedule A will be substituted for the corresponding schedule attached to this agreement.

This amendment will be effective for policies issued with policy dates of July 1, 1990 or later.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

                                    CENTURY LIFE OF AMERICA

                                    By /s/ Robert M. Buckingham
                                       ---------------------------------------

                                    Date                July 30         , 1990
                                        --------------------------------------

                                    CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                    By /s/ Richard D. Lillibridge
                                       ---------------------------------------

                                    Date              July 20           , 1990
                                        --------------------------------------

                                   SCHEDULE A
                                   ----------
                   Maximum Limits of Retention of Century Life

                                 Life Insurance
                                 --------------
                         Ages                      Standard
                         ----                      --------
                         0-70                      $500,000
                        71-80                        40,000

                                               Substandard
                                               -----------
Ages          A & AA            B & BB           C- D            E-F            H-J             L-P
----         --------          --------         --------        --------       --------        --------
 0-50        $500,000          $442,000         $375,000        $300,000       $192,000        $100,000
   51         482,000           425,000          362,000         288,000        185,000          98,000
   52         463,000           408,000          347,000         278,000        177,000          93,000
   53         443,000           392,000          333,000         267,000        170,000          89,000
   54         425,000           375,000          318,000         255,000        163,000          85,000
   55         407,000           358,000          305,000         243,000        155,000          83,000
   56         388,000           342,000          290,000         233,000        148,000          78,000
   57         368,000           325,000          277,000         222,000        142,000          74,000
   58         350,000           310,000          263,000         210,000        135,000          70,000
   59         332,000           293,000          248,000         198,000        127,000          68,000
   60         313,000           277,000          235,000         188,000        120,000          63,000
   61         293,000           260,000          220,000         177,000        113,000          59,000
   62         275,000           243,000          207,000         165,000        105,000          55,000
   63         257,000           227,000          192,000         153,000         98,000          53,000
   64         238,000           210,000          178,000         143,000         92,000          48,000
   65         218,000           193,000          163,000         132,000         83,000          44,000
   66         200,000           177,000          150,000         120,000         77,000          40,000
   67         182,000           160,000          137,000         108,000         70,000          38,000
   68         163,000           143,000          122,000          98,000         62,000          33,000
   69         143,000           127,000          108,000          87,000         55,000          29,000
   70         125,000           110,000           93,000          75,000         48,000          25,000
71-80          40,000            40,000           40,000          40,000         40,000          25,000

Century Life will retain those additional amounts which will serve to avoid reinsurance cessions of less than $15,000

                      Disability Waiver of Premium Benefit
                      ------------------------------------

                        $1,000,000 of Total Life in Force

                            Accidental Death Benefit
                            ------------------------
                                    $150,000

                                   SCHEDULE A